CESKA SPORITELNA, A.S.

GENERAL TERMS AND CONDITIONS FOR THE PROVISION OF LOANS, INCLUDING MORTGAGE LOANS, TO LEGAL ENTITIES

AND INDIVIDUALS - ENTREPRENEURS

I. INTRODUCTION

1. General Principles. These General Loan Terms and Conditions shall govern the rights and obligations of each of the Bank, the Client, and the Guarantor arising under or in connection with the execution of the Loan Agreement and the Guarantee Agreement, and the provision of Loans.

2. General Loan Terms and Conditions as an Integral Part of Loan Agreement and Guarantee Agreement. The General Loan Terms and Conditions constitute an integral part of each Loan Agreement if so provided for in the Loan Agreement. The Client's acceptance of the General Loan Terms and Conditions is a prerequisite for drawing of any Advance by the Client. The Loan Agreement must be prepared in a written form. If the terms of the applicable Loan Agreement differ from or conflict with the General Loan Terms and Conditions, the terms of the Loan Agreement shall prevail. The General Loan Terms and Conditions shall also govern the rights and obligations of the Bank and the Guarantor arising under or in connection with the execution of the Guarantee Agreement, if so provided for in the Guarantee Agreement. If the terms of the applicable Guarantee Agreement differ from or conflict with the General Loan Terms and Conditions, the terms of the Guarantee Agreement shall prevail.

3. Changes and Amendments to the General Loan Terms and Conditions. The Bank notifies the Client and the Guarantor of any changes in, or amendments to, the General Loan Terms and Conditions by a written notice of (i) the Announcement of Changes and (ii) the date of Announcement of Changes sent to the correspondence address of the Client specified in the Loan Agreement, and the correspondence address of the Guarantor specified in the Guarantee Agreement, respectively. Any such changes in, or amendments to, the General Loan Terms and Conditions shall become effective in respect of the legal relationship between the Bank and the Client or the Guarantor as of the thirtieth (30th) day following the date of the applicable Announcement of Changes, unless the Client or Guarantor has delivered to the Bank its written disagreement with such change in, or amendment to, the General Loan Terms and Conditions within five (5) Business Days prior to the expiration of such thirty-day period.

4. Definitions. The capitalized terms used in the General Loan Terms and Conditions, the Loan Agreement and the Guarantee Agreement shall have the meanings ascribed to them in Article 65 unless otherwise defined in the Loan Agreement or the Guarantee Agreement.

II. GENERAL PROVISIONS

5. Basic Provision. By entering into a Loan Agreement, the Bank agrees to provide to the Client funds up to the Loan Facility and the Client agrees to repay the Loan and pay any interest accrued thereon to the Bank in accordance with the General Loan Terms and Conditions and the Loan Agreement. The Loan Agreement stipulates, in particular, the purpose of the Loan, the Loan Facility, the applicable interest rate of the Loan or the method of calculation thereof, Interest Period, Draw-Down Period, procedure and terms of drawing of Advances, procedure and dates for repayment of the Loan and payment of any interest accrued thereon.

6. Loan Currency. The Loan Agreement shall specify a Loan Currency. Unless the Loan Agreement provides otherwise, the Client shall repay the Loan and pay all interest accrued thereon to the Bank in the Loan Currency.

7. More Clients or Guarantors. If more than one Client concludes the relevant Loan Agreement with the Bank, all such Clients shall be jointly and severally liable for any and all obligations towards the Bank arising under such Loan Agreement or in connection therewith. If more than one Guarantor provides guarantee for the obligations of the Client, all such Guarantors shall be jointly and severally liable for their obligations towards the Bank.

III. INTEREST AND CHARGES

8. Interest

8.1 Interest Rate in the Loan Agreement. The Loan Agreement shall specify the interest rate or the method of calculation thereof. The Bank and the Client may agree in the Loan Agreement upon a fixed interest rate, a Variable Rate, or a Floating Rate. Unless the Loan Agreement provides otherwise, the Client shall pay to the Bank the interest accrued on the Loan on the last day of each Interest Period in the manner specified in Article 16.

8.2 Interest Period. Interest shall accrue on the Loan on daily basis from the date on which the Loan or any part thereof was drawn (inclusive) by the Client to the date preceding the date of repayment of the Loan (inclusive). The first Interest Period shall commence on the date of drawing of the first Advance. The Client shall pay the accrued interest on the last day of the current Interest Period for each day of such Interest Period commencing on the later of: the last day of the preceding Interest Period (inclusive), or the date of drawing of the first Advance (inclusive), and ending on the earlier of: the day preceding the last day of such Interest Period (inclusive), or the day preceding the repayment of the Loan (inclusive). If the last day of the Interest Period is not a Business Day, the last day of such Interest Period shall be deemed to be the immediately following Business Day and the Interest Period shall be extended to such day. The subsequent Interest Period shall be shortened so as to end on its originally scheduled last day.

8.3 Interest Calculation Basis. Unless agreed otherwise in the Loan Agreement, the Bank shall calculate interest on the basis of the actual number of days and a year of 360 days.

8.4 Base Rate. The Client and the Bank may agree in the Loan Agreement that the applicable interest rate shall be the Bank's Base Rate. The Bank shall announce any changes of the Base Rate by displaying its new amount on the Bank's premises. The change of amount of the Base Rate shall become effective on the date when the new amount of the Base Rate is announced by displaying on the Bank's premises.

8.5 Interest Rate Period. The first Interest Rate Period shall commence on the date when the first Advance is drawn. If the last day of the Interest Rate Period is not a Business Day, the last day of the current Interest Rate Period shall be the immediately following Business Day and the current Interest Rate Period shall be extended to such day. The subsequent Interest Rate Period shall be shortened so as to end on its originally scheduled last day.

8.6 Variable Rate. The Client and the Bank may agree in the Loan Agreement that the applicable interest rate shall be a Variable Rate the amount of which shall be fixed for each Interest Rate Period. The Variable Rate shall be effective from the first day of each Interest Rate Period (inclusive) to the last day of such Interest Rate Period (inclusive). If, under the applicable Loan Agreement, the Variable Rate is based on the Reference Rate, the Bank shall determine the amount of Variable Rate in respect of each new Interest Rate Period on the Calculation Day as a sum of the amount of the Reference Rate on the Calculation Day and a margin specified in the Loan Agreement. The Bank shall otherwise notify the Client of the amount of Variable Rate in writing prior to the beginning of the new Interest Rate Period.

8.7 Calculation Source Termination. If the Reference Rate is not announced by the appropriate source on the Calculation Day, instead of the Reference Rate, the Bank shall use for the calculation of the amount of Variable Rate in respect of the new Interest Rate Period the Bank's Base Rate effective on the Calculation Day. In such case, the Bank shall promptly notify the Client in writing of the termination of the calculation source and of the amount of Variable Rate calculated on the basis of the Base Rate. The amount of Variable Rate calculated on the basis of the Base Rate shall then apply until the Bank and the Client agree on the amount or method of calculation of the Variable Rate.

8.8 Default Interest. If the Client fails to duly and timely repay the Loan including any agreed prepayments, the Client shall in addition to, and not in lieu of, any interest accruing on the Loan in accordance with the Loan Agreement also pay default interest to the Bank. Default interest shall accrue in respect of any overdue amounts on daily basis from the first day of default (inclusive) to the day immediately preceding the day of repayment of such overdue amounts (inclusive). The Bank shall calculate the amount of default interest on the basis of default interest rate applicable to any overdue Loan specified in the List of Fees and Charges effective on the date on which the Client is in default. If the Client fails to duly and timely pay any amount of interest accrued on the Loan, contractual penalties, Charges, Fees, damages and costs incurred by the Bank or any other monetary obligations of the Client, the Bank shall also be entitled to receive default interest from the Client. Default interest shall accrue in respect of any overdue amounts on daily basis from the first day of default (inclusive) to the day immediately preceding the day of repayment of such overdue amounts (inclusive). The Bank shall calculate the amount of default interest on the basis of the default interest rate applicable to any overdue interest accrued on the Loan, contractual penalties, Charges, Fees, damages and costs incurred by the Bank or any other monetary obligations of the Client specified in the List of Fees and Charges effective on the date on which the Client is in default.

8.9 Payment of Default Interest. Any and all amounts of default interest shall be payable on daily basis and shall be paid by the Client to the Bank in the manner specified in Article 16. The amounts of default interest shall not be set-off against the Client's obligation to reimburse to the Bank any damages that the Client shall have caused to the Bank.

9. Charges and Fees

9.1 Arrangement Fee. In consideration for the Bank's acceptance of obligation to provide to the Client funds up to the Loan Facility, the Client shall within three (3) Business Days of the execution of the Loan Agreement pay an Arrangement Fee to the Bank. The amount of the Arrangement Fee is specified in the Loan Agreement.

9.2 Commitment Fee. If the Loan Agreement provides for the obligation of the Client to pay the Commitment Fee, the Client shall pay such Commitment Fee to the Bank in the manner specified in Article 16. The rate of the Commitment Fee is specified in the Loan Agreement. The amount of the Commitment Fee is calculated on daily basis throughout the Draw-Down Period from the difference between the Loan Facility and the Loan using the rate of the Commitment Fee. Unless otherwise provided in the Loan Agreement, the payment of the Commitment Fee shall be due on the last day of each calendar month. If such day is not a Business Day, the maturity date for the payment of the Commitment Fee shall be the immediately following Business Day. On the maturity date for the payment of the Commitment Fee, the Client shall pay the Commitment Fee for the time period commencing on the later of: the maturity date for the payment of the preceding Commitment Fee (inclusive), or the first day of the Draw-Down Period (inclusive), and ending on the earlier of: the day preceding the maturity date for the payment of such Commitment Fee (inclusive), or the day preceding the last day of the Draw-Down Period (inclusive).

9.3 Other Fees and Charges. The Client shall pay to the Bank any and all Fees and Charges pursuant to the Loan Agreement, the General Loan Terms and Conditions, and the List of Fees and Charges. The Guarantor shall pay to the Bank any and all Fees and Charges pursuant to the Guarantee Agreement, the General Loan Terms and Conditions and the List of Fees and Charges. Unless otherwise provided in the Loan Agreement and provided that no currency is specified for the payment of any Charges and Fees in the List of Fees and Charges, both the Client and the Guarantor shall pay all Charges and Fees in the Loan Currency.

9.4 Changes and Amendments to the List of Fees and Charges. The Bank may at any time and repeatedly change and amend the List of Fees and Charges. Any such changes in or amendments to the List of Fees and Charges shall be announced by displaying the revised List of Fees and Charges on the Bank's premises. Any such change in or amendment to the List of Fees and Charges shall become effective on the date when displayed on the Bank's premises.

9.5 Cost Reimbursement. The Client shall reimburse the Bank for (i) any and all reasonable and adequate costs and expenses that the Bank may incur in connection with the contractual relationship between the Bank and the Client, and (ii) any and all costs and expenses related to the preparation and completion of the documentation of the contractual relationships between the Bank and the Client including any amendments thereto. The Guarantor shall reimburse the Bank for (i) any and all reasonable and adequate costs and expenses that the Bank may incur in connection with the contractual relationship between the Bank and the Guarantor, and (ii) any and all costs and expenses related to the preparation and completion of the documentation of the contractual relationships between the Bank and the Guarantee including any amendments thereto.

IV. DRAW-DOWN OF LOAN

10. Draw-Down Period. The Client shall be entitled to draw any Advances only during the Draw-Down Period. If no Draw-Down Period is specified in the applicable Loan Agreement, the Draw-Down Period shall be deemed to be a time period of ninety (90) days following the effective date of the Loan Agreement. The Client shall deliver to the Bank a written request for drawing of any Advance no later than by 10:00 a.m. on the third (3rd) Business Day prior to the expiration of the Draw-Down Period.

11. Late Drawing of Advance. If the Client delivers to the Bank a draw-down request after the expiration of the Draw-Down Period and the Bank decides to provide to the Client the Loan Facility or any part thereof, the Draw-Down Period shall be deemed to be extended by an agreement between the Bank and the Client until such date when the Advance is actually drawn. The Client shall pay to the Bank a Commitment Fee and a Reservation Fee for such extended period, provided that the Commitment Fee and Reservation Fee were agreed in the Loan Agreement. If the Client fails to draw any Advance during the Draw-Down Period and the Bank does not permit drawing of any Advance after the expiration of the Draw-Down Period in accordance with this Article, the contractual relationship between the Client and the Bank under the Loan Agreement shall terminate on the thirtieth (30th) day following the last day of the Draw-Down Period. The foregoing shall not affect the obligation of the Client to discharge in full all monetary obligations of the Client to the Bank which have arisen prior to the date of termination of the legal relationship between the Bank and the Client.

12. Draw-Down Conditions. Unless otherwise agreed in the Loan Agreement, the Bank shall provide to the Client the funds up to the Loan Facility pursuant to a request for drawing of Advance made by the Client, provided that (a) on or prior to the date of drawing of any Advance, no Event of Default or any other circumstance occurred or is threatening that would permit the Bank to rescind the Loan Agreement, terminate by notice the provision of the Loan Facility, or declare the Loan immediately due and payable in accordance with the provisions of Article 44 hereof, (b) the Client opened a current account to which the Bank shall transfer the funds in accordance with the Loan Agreement, (c) as of the date of drawing of any Advance, the Bank shall have received from the Client any and all documents, approvals and other materials that the Bank shall have requested in connection with drawing of such Advance, (d) all applicable conditions to drawing of such Advance specified in the Loan Agreement shall have been satisfied, and (e) by the Bank's making the payments to the third party bank accounts from the current account specified in the Loan Agreement in accordance with the payment orders of the Client, the purpose of the Loan specified in the Loan Agreement shall have been complied with. The Loan Agreement may specify the minimum Advance amount that shall be drawn by the Client. Unless otherwise agreed between the Client and the Bank, the Bank shall (i) debit the funds representing any Advance from the Loan Account after it has received from the Client a respective request for drawing of Advance in accordance with the General Loan Terms and Conditions and the Loan Agreement, (ii) transfer such funds to the current account specified in the Loan Agreement, and (iii) transfer the funds from such current account to the third party bank account or accounts pursuant to the payment orders of the Client to the Bank in accordance with Article 13(c).

13. Draw-Down Request. The Client shall be bound by any request for drawing of Advance delivered to the Bank and shall not be permitted to withdraw such request or change or amend the terms and conditions thereof without the prior written consent of the Bank. Unless otherwise agreed in the Loan Agreement, the Client shall deliver a request for drawing of any Advance on the form of the Bank. Each request for drawing of Advance shall specify:

a) the date of drawing of Advance, which shall be a Business Day within the Draw-Down Period not occurring prior to the second Business Day following the date of delivery of the applicable request for drawing of Advance to the Bank;

b) the amount of Advance which (i) shall comply with the terms and conditions of the General Loan Terms and Conditions and the Loan Agreement, and (ii) shall not, together with all other Advances drawn by the Client under the Loan Agreement, exceed the aggregate amount of the Loan Facility;

c) with each request for drawing of Advance, the Client shall enclose (i) duly completed payment order instructing the Bank to transfer funds representing such Advance from the current account specified in the Loan Agreement to a third party bank account or accounts in accordance with the purpose of the Loan defined in the Loan Agreement and specifying a payment date that is the date of the drawing of Advance, and (ii) all documents required under the Loan Agreement which confirm that all payments made by the Bank in accordance with the above described payment orders delivered by the Client to the Bank shall comply with the purpose of the Loan defined in the Loan Agreement.

14. Failure to Draw Entire Loan Facility. If the Client has drawn any Advance during the Draw-Down Period but failed to draw the Loan Facility in full, the Client shall repay the Loan by making installments in accordance with the Loan Agreement, provided that the last installment shall be reduced by the amount of Loan Facility which was not drawn by the Client. If the amount of Loan Facility which was not drawn by the Client exceeds the amount of the last installment specified in the Loan Agreement, the last installment shall be canceled and immediately preceding installment shall be reduced by the amount of Loan Facility not drawn by the Client which exceeds the amount of the last installment pursuant to the Loan Agreement. Should the amount of Loan Facility, which was not drawn by the Client, exceed the sum of the two last installments under the Loan Agreement, the same procedure shall be applied beginning with the latest installment and ending with the earliest installment pursuant to the Loan Agreement. If the Loan Agreement provides for the obligation of the Client to repay the Loan by a lump-sump repayment, such lump-sum repayment shall be reduced by the amount of Loan Facility, which was not drawn by the Client. If the Loan Agreement provides for repayment of the Loan by annuity installments, the failure to draw the Loan Facility in full shall be reflected by modifying the amount of such annuity installments on the date of the first modification of the applicable interest rate in accordance with the Loan Agreement. The Client's failure to draw the Loan Facility in full shall not in any respect affect its obligation to pay the full amount of the Arrangement Fee.

V. LOAN REPAYMENT

15. Loan Repayment. The Client shall repay the Loan and pay any interest accrued thereon in the manner and at dates specified in the Loan Agreement.

16. Due Date Set-Off, Sufficient Balance. The Client and the Bank agree that the Client shall repay the Loan and pay any and all of its other obligations to the Bank arising under and in connection with the Loan Agreement by the Bank setting-off, on their respective due dates, all of its due receivables against the Client against the funds of the Client deposited in the current account designated for such purpose in the Loan Agreement. In case that the due date scheduled for the payment of any such receivables shall be a day other than a Business Day, the Bank shall set off such receivables against the funds deposited in the current account on the immediately following Business Day. The Client shall ensure that sufficient funds be available on its current account for the payment of any such receivable no later than on the due date scheduled for the payment thereof. If such account is maintained in a currency other than the currency in which such receivable shall be paid, the Client shall ensure that sufficient funds be available in such account no later than two (2) Business Days prior to the due date scheduled for the payment of such receivable by the Client to the Bank. If the funds deposited in the Client's current account are not sufficient for the payment of all due obligations of the Client to the Bank, such funds shall be set-off against the due claims that the Bank may have against the Client in the following order:

1) payment of contractual penalties and default interest;

2) reimbursement for losses suffered and costs incurred by the Bank;

3) payment of any Charges;

4) payment of any Fees;

5) payment of interest accrued on the Loan; and

6) repayment of the Loan (if the Loan is repaid by installments, commencing with the installment of oldest maturity and ending with the most recent installment).

If the Bank has due claims against the Client arising under or in connection with more Loan Agreements, the Bank may use the funds deposited in the current account to set-off its due claims arising under or in connection with any such Loan Agreement in the order determined by the Bank at its sole discretion.

17. Determination of Terms and Conditions Applicable to Subsequent Interest Rate Periods. If the Loan Agreement provides that the applicable interest rate in respect of the Loan is a Variable Rate whose amount (but not the structure) is determined only for the first Interest Rate Period and the amount of interest rate in respect of each subsequent Interest Rate Period shall be notified to the Client by the Bank in writing not later than thirty (30) Business Days prior to the end of the current Interest Rate Period, the Client shall be entitled to prepay the Loan or any part thereof pursuant to Client's written notice delivered to the Bank within fifteen (15) days following receipt by the Client of a Bank's notice indicating the amount of interest rate applicable to the subsequent Interest Rate Period. Such Client's notice of a prepayment of the Loan or any part thereof to the Bank shall specify the amount of such prepayment and the prepayment shall be made by the Client not later than on the fourth (4th) Business Day preceding the last day of the current Interest Rate Period. If the Loan is not prepaid in full, the Bank shall not later than on the last day of the current Interest Rate Period notify the Client in writing of the new amount and new maturity dates in respect of the installments of the Loan.

18. Repayment by Annuity Installments. For the period commencing on the date of drawing of first Advance and ending on the last day of the Interest Period immediately preceding the Interest Period in which the first annuity installment shall become due and payable, the Client shall pay any applicable interest in respect of the Loan in accordance with the General Loan Terms and Conditions (i.e., not as part of annuity installments of the Loan and any interest accrued thereon).

19. Payment from Other Accounts. If the funds deposited in the current account designated for the purpose of repayment of the Loan in the Loan Agreement are not sufficient for the full satisfaction of any and all due receivables of the Bank from the Client arising under or in connection with the Loan Agreement, the Bank may set-off such due receivables against the funds deposited in any other account of the Client maintained with the Bank, or refuse to execute any Client's instruction to the Bank in respect of such funds, or otherwise restrain the Client from disposing with the funds deposited in any of such Client's accounts. If the funds deposited in the Client's accounts are not sufficient for the payment of any and all due receivables of the Bank from the Client, such funds shall be set-off against the due receivables of the Bank in the order specified in Article 16.

20. Prepayment of Loan. Except as provided in Article 17, the Client shall not be allowed to prepay the Loan or any part thereof prior to its maturity date specified in he Loan Agreement without the prior express written consent of the Bank. Should the Bank consent to such prepayment of the Loan or any part thereof, the Client shall (i) reimburse the Bank for any and all costs and expenses that the Bank may incur in connection with such prepayment, and (ii) pay to the Bank a Charge for prepayment of the Loan in the amount specified in the List of Fees and Charges.

Any prepayment of the Loan shall first be set-off against any of the Bank's past due receivables from the Client and, thereafter, against any of the Bank's receivables against the Client not yet due and payable. The provisions of Articles 14 and 16 shall accordingly apply to such prepayment unless otherwise provided in the Loan Agreement.

21. Loan Prepayment Procedure. If the Bank agrees with a prepayment of the Loan by the Client pursuant to Article 20, the Bank shall specify in its written consent the due date and amount of such prepayment of the Loan. The Client shall prepay the specified amount of the Loan on the date specified by the Bank.

VI. REPRESENTATIONS

22. Representations. Unless otherwise provided in the Loan Agreement, the Client hereby makes in favor of the Bank as of the date of execution of the Loan Agreement and thereafter as of each following day until the full satisfaction of any and all obligations of the Client arising under or in connection with the Loan Agreement the following representations. Unless otherwise provided in the Guarantee Agreement, the Guarantor hereby makes in favor of the Bank as of the date of execution of the Loan Agreement and the Guarantee Agreement and thereafter as of each following day until the satisfaction in full of any and all obligations of the Guarantor arising under or in connection with the Guarantee Agreement the following representations:

a) the Client is an individual - entrepreneur having unlimited capacity to perform his/her rights and obligations and to take any legal action, including, without limitation, to enter into the Loan Agreement and other contractual relationships related to the Loan Agreement, and to perform his/her obligations under the Loan Agreement, the General Loan Terms and Conditions and other contractual relationships related to the Loan Agreement. The execution of the Loan Agreement and other contractual relationships related to the Loan Agreement, and the performance by the Client of any and all obligations thereunder have been duly authorized by the Client. The Client has obtained any and all necessary authorizations and licenses permitting the Client to carry on his/her business as it is now being conducted by the Client;

or

the Client is a legal entity duly organized, incorporated, and existing under the laws of the jurisdiction of its incorporation, having the full power and authority to perform its rights and obligations and to take any legal action, including, without limitation, to enter into the Loan Agreement and other contractual relationships related to the Loan Agreement, and to perform its obligations under the Loan Agreement, the General Loan Terms and Conditions and other contractual relationships related to the Loan Agreement. The execution of the Loan Agreement and other contractual relationships related to the Loan Agreement, and the performance by the Client of any and all obligations thereunder have been duly authorized by the relevant corporate organs of the Client. The Client has obtained any and all necessary authorizations and licenses permitting the Client to carry on its business as it is now being conducted by the Client;

b) the Guarantor is an individual - entrepreneur having unlimited capacity to perform his/her rights and obligations and to take any legal action, including, without limitation, to enter into the Guarantee Agreement and to perform his/her obligations under the Guarantee Agreement and the General Loan Terms and Conditions. The execution of the Guarantee Agreement and the performance by the Guarantor of any and all of his/her obligations thereunder have been duly authorized by the Guarantor. The Guarantor has obtained any and all necessary authorizations and licenses permitting the Guarantor to carry on his/her business as it is now being conducted by the Guarantor;

or

the Guarantor is a legal entity duly organized, incorporated, and existing under the laws of the jurisdiction of its incorporation, having the full power and authority to perform its rights and obligations and to take any legal action, including, without limitation, to enter into the Guarantee Agreement, and to perform its obligations under the Guarantee Agreement and the General Loan Terms and Conditions. The execution of the Guarantee Agreement and the performance by the Guarantor of any and all of its obligations thereunder have been duly authorized by the relevant corporate organs of the Guarantor. The Guarantor has obtained any and all necessary authorizations and licenses permitting the Guarantor to carry on its business as it is now being conducted by the Guarantor;

c) the Loan Agreement and other contractual documents related to the Loan have been duly and validly executed by the Client or its duly authorized representatives, who acted within the scope of their authorization. Any and all obligations of the Client arising under or in connection with the Loan Agreement and the other contractual documents related to the Loan Agreement are valid and enforceable against the Client. The Client has duly complied, or is prepared to comply, with any and all of its obligations arising under or in connection with the Loan Agreement and the other contractual documents related to the Loan Agreement;

d) the Guarantee Agreement has been duly and validly executed by the Guarantor or its duly authorized representatives, who acted within the scope of their authorization. Any and all obligations of the Guarantor arising under or in connection with the Guarantee Agreement are valid and enforceable against the Guarantor. The Guarantor has duly complied, or is prepared to comply, with any and all of its obligations arising under or in connection with the Guarantee Agreement;

e) each Collateral constitutes a valid and enforceable obligation of the person providing such Collateral and such person has duly complied, or is prepared to duly comply, with any and all of its obligations arising under or in connection with the Collateral;

f) the Client has obtained any and all permits and approvals from any competent governmental entity or any other third party which are for any reason whatsoever necessary for (i) the valid execution of the Loan Agreement and other contractual documents related to the Loan Agreement, (ii) the drawing of Advance, and (iii) the performance by the Client of any of its obligations arising under or in connection with the Loan Agreement and the other contractual documents related to the Loan Agreement, and any and all such permits and approvals are in full force and effect;

g) the Guarantor has obtained any and all permits and approvals from any competent governmental entity or any other third party which are for any reason whatsoever necessary for (i) the valid execution of the Guarantee Agreement, and (ii) the performance by the Guarantor of any of its obligations arising under or in connection with the Guarantee Agreement and any and all other related arrangements, and any and all such permits and approvals are in full force and effect;

h) neither the execution of the Loan Agreement and the entering into other contractual relationships related to the Loan Agreement by the Client or any of the Client's Affiliates, nor the performance of any obligations hereunder and thereunder and the drawing of Advance (i) violates the provisions of the constitutive or any other organizational documents of the Client or any of the Client's Affiliates, (ii) is in contravention with any agreement, document, court resolution, arbitration award, and/or administrative decision, regardless of whether in force and effect or not, binding on the Client or any of the Client's Affiliates and/or affecting the rights and obligations of the Client or any of the Client's Affiliates and/or the condition of its or their assets, or (iii) is in breach of applicable law;

i) neither the execution of the Guarantee Agreement nor the performance of any obligations hereunder and thereunder (i) violates the provisions of the constitutive or any other organizational documents of the Guarantor, (ii) is in contravention with any agreement, document, court resolution, arbitration award, and/or administrative decision, regardless of whether in force and effect or not, binding on the Guarantor and/or affecting the rights and obligations of the Guarantor and/or the condition of its assets or (iii) is in breach of applicable law;

j) neither the execution of the Loan Agreement and the drawing of Advance, nor the performance by the Client of any of its obligations to the Bank arising under or in connection with the Loan Agreement, the General Loan Terms and Conditions, and other contractual relationships related to the Loan Agreement will cause or result in an Event of Default;

k) neither the execution of the Guarantee Agreement, nor the performance by the Guarantor of any of its obligations to the Bank arising under or in connection with the Guarantee Agreement and the General Loan Terms and Conditions will cause or result in an Event of Default;

l) to the best knowledge of each of the Client and the Guarantor, no petition has been filed in relation to either of them for issuing a decision or instituting any court, arbitration, or administrative proceedings (such as petition to declare either of the Client and the Guarantor bankrupt, petition for composition, petition for issuing an injunction, or a petition for enforcement of court decision) nor have any such proceedings been instituted that might adversely affect the legal, financial, or economic situation of the Client or Guarantor or the ability of the Client to perform any of its obligations arising under or in connection with the Loan Agreement, the General Loan Terms and Conditions, and other contractual relationships related to the Loan Agreement, or the ability of the Guarantor to perform any of its obligations arising under or in connection with the Guarantee Agreement and the General Loan Terms and Conditions and, to the best knowledge of either of the Client and the Guarantor, no such petition or proceedings are threatening;

m) since the execution of the Loan Agreement, there has been no material adverse change affecting the legal, financial, or economic situation or operations of the Client, or its ability to perform any of its obligations arising under or in connection with the Loan Agreement, the General Loan Terms and Conditions, and other contractual relationships related to the Loan Agreement. The Client is not insolvent or overburdened with debt within the meaning of applicable law;

n) since the execution of the Loan Agreement and the Guarantee Agreement, there has been no material adverse change affecting the legal, financial, or economic situation or operations of the Guarantor or its ability to perform any of its obligations arising under or in connection with the Guarantee Agreement and the General Loan Terms and Conditions. The Guarantor is not insolvent or overburdened with debt within the meaning of applicable law;

o) any and all documents and other information, oral or written, provided or disclosed to the Bank in connection with the conclusion of the Loan Agreement, the Guarantee Agreement, or any other related agreement, or in connection with drawing of any Advance were as of the respective dates of the provision or disclosure thereof true, complete, correct and not misleading in any material respect. Since the date of disclosure or provision of any such documents and other information to the Bank, there have been no material adverse changes in the matters to which such information relate or in the business of the Client or any of the Client's Affiliates;

p) neither the Client nor the Guarantor is a person having a non-standard relationship to the Bank within the meaning of applicable law;

q) neither the Client nor the Guarantor is in default (as recorded by applicable authorities) in respect of any payment in connection with tax duties, the public health insurance, social security, contributions to the state employment policy, and custom duties.

23. Changes to Representations. If the Bank issues its written consent with a change of any representation made by the Client or the Guarantor in the Loan Agreement, the Guarantee Agreement, or the General Loan Terms and Conditions, any such representation shall be deemed changed from (and including) the date of delivery of a written notice of such change by the Client or the Guarantor to the Bank. From the date of delivery, the representations of the Client and the Guarantor shall continue to refer to the facts and/or circumstances consented to by the Bank in writing pursuant to this Article.

VII. COVENANTS

24. Reporting Duty. The Client shall, at dates specified below and in form and substance acceptable to the Bank, provide the Bank with the following information and/or documents. The same duty shall be separately performed by the Guarantor. The information and/or the documents to be submitted by the Client and the Guarantor shall include, without limitation, the following:

a) within two (2) Business Days from the date on which it knew or may have known such fact or circumstance, information that any representation made by the Client or the Guarantor in the Loan Agreement, the Guarantee Agreement or the General Loan Terms and Conditions (including, without limitation, Article 22 and Article 23) or any other document furnished to the Bank in connection with the Loan Agreement is false, incomplete, incorrect and/or misleading in any material respect;

b) within two (2) Business Days from the date on which it knew or may have known such fact or circumstance, information about any changes (i) in the organizational and/or legal structure of the Client or the Guarantor, whether proposed or effected (such as transformation pursuant to the Commercial Code), (ii) in the relevant entries in the Trade Registry or the Commercial Registry, (iii) in the personal data, (iv) in the permanent residence, and any other changes that might adversely affect the Bank as lender;

c) within ten (10) days following the date on which any such reporting duty under the applicable law arose, if it is an issuer of any registered securities or securities registered with any competent foreign authority supervising the securities market, any and all documents and information which have been provided or which are required to be provided by it to the Czech Securities Commission (in Czech: Komise pro cenne papiry Ceske republiky) or any competent foreign authority supervising the securities market in order to comply with any reporting duty under applicable law;

d) within ten (10) days following the date on which any such reporting duty under the applicable law arose, if it is an issuer of any securities listed on the Prague Securities Exchange (in Czech: Burza cennych papiru Praha, a.s.) or any other Czech or foreign securities exchange or other organized securities market, any and all documents and information which have been provided or which are required to be provided to any such securities exchange or securities market by it in order to comply with any reporting duty under applicable law;

e) within ten (10) days from their actual publication, disclosure, or provision or the date on which such documents or information should have been published, disclosed, or provided, if it is a legal entity, any and all documents and information required under applicable law or decision of any competent authority to be published, disclosed and/or provided to its members, partners or shareholders, bondholders, participation certificates owners or owners of its interim certificates;

f) without any delay following their completion but no later than within one hundred and eighty (180) days following the end of the relevant calendar year, if it is a person which prepares or is required to prepare pursuant to applicable law or at the Bank's request pursuant to the Loan Agreement, the Guarantee Agreement, the General Loan Terms and Conditions, or other agreements in connection with the Loan Agreement, audited financial statements or audited consolidated financial statements, the audited financial statements and the audited consolidated financial statements including the annual report for the relevant accounting period, report from the auditor and all reports or documents prepared by the auditor for it. At the Bank's request, the Client shall also provide such information in respect of any of the Client's Affiliates if it is a person required to prepare audited financial statements or the audited consolidated financial statements pursuant to applicable law or, at the Bank's request, pursuant to any contractual relationship related to the Loan Agreement;

g) within one month following the end of the relevant calendar quarter, if it is a person which is required to prepare quarterly financial statements on a regular basis (pursuant to, for example, "The Terms and Conditions for Acceptance of a Security for Trading on the Prague Securities Exchange") or at the Bank's request pursuant to the Loan Agreement, the Guarantee Agreement, the General Loan Terms and Conditions, or other agreements in connection with the Loan Agreement, the quarterly financial statements;

h) report of occurrence of an Event of Default. Such report including the detailed description of the Event of Default and proposed remedy thereof by the Client shall be provided to the Bank without any delay but no later than three (3) Business Days following occurrence of such Event of Default;

i) without any delay, but in any event no later than three (3) Business Days following the occurrence of any such fact or circumstance, (i) any information regarding any and all facts and circumstances which it knew or may have known that adversely affect or might adversely affect the ability of the Client, the Guarantor, and/or any third party to perform their respective obligations arising under or in connection with the Loan Agreement, the Guarantee Agreement, the General Loan Terms and Conditions, and other agreements in connection with the Loan Agreement including, without limitation, their ability to duly and timely repay the Bank's receivables and to perform their respective obligations under any Collateral, and (ii) information that any document or any other information, oral or written, provided or disclosed to the Bank in connection with the execution of the Loan Agreement, the Guarantee Agreement, or any other agreement in connection with the Loan Agreement or drawing of any Advance is false, incomplete, incorrect, or misleading in any material respect;

j) within fifteen (15) days following the Bank's request, any documents evidencing the financial and economic situation of the Client, the Guarantor, or any of the Client's Affiliates in form and substance determined by the Bank;

k) on or prior to the date of execution of the Loan Agreement and, thereafter, promptly after any change in the information provided to the Bank, any and all information relating to (i) the identity of each of the Client's Affiliates, and (ii) the relations between or among such persons and, to the extent such information differs from the information provided to the Bank in accordance with the provisions of the foregoing sentence, also (iii) any and all information relating to the identity of persons forming with the Client the affiliated group of persons within the meaning of the decrees published by the Czech National Bank, and (iv) information about the relations between or among such persons (including, without limitation, any controlling relations);

l) if it is a person having a non-standard relation with the Bank within the meaning of applicable law, information about such relation promptly after any change in the information provided to the Bank;

m) within ten (10) days following the date on which any such filing was or should have been made copies of all filings with the relevant tax authorities in respect of income tax payment;

n) within ten (10) days following the date on which the respective obligation arose, information about (i) its obligation to file a document or amendment thereto in the collection of documents which forms a part of the Czech Commercial Registry or any other registry provided for in applicable law, or (ii) actual filing of such document or amendment thereto in the collection of documents which forms a part of the Czech Commercial Registry or any other registry provided for in applicable law, unless such document or amendment thereto was delivered to the Bank pursuant to other provisions of the General Loan Terms and Conditions. At the Bank's request, it shall provide the Bank with a certified (notarized) copy of any such document within ten (10) days. These obligations shall also apply in relation to any of the Client's Affiliates;

o) within fifteen (15) days following the receipt of the Bank's request, any and all additional information and documents reasonably necessary to assess its legal, financial, or economic situation and to confirm any information provided by it to the Bank or that the Bank received from any third party. These obligations shall also apply in relation to any of the Client's Affiliates;

p) no later than within fifteen (15) days following the Bank's request, certificates issued by the relevant authorities confirming that it is not in default with the payment of any amounts in respect of (i) any tax, (ii) the public health insurance, (iii) social security, (iv) contributions to the state employment policy, and (v) custom duties as recorded in the files of such authorities;

q) promptly after adopting such intention, information about its intention to create any pledge or other collateral over any of its assets or revenues in order to secure obligations of any third party. This obligation shall also apply in relation to any of the Client's Affiliates;

r) within seven (7) Business Days prior to the occurrence of such change, information about (i) any change of data and information contained in the Loan Agreement, the Guarantee Agreement, the General Loan Terms and Conditions, or any other agreement in connection with the Loan Agreement or any documents and information provided thereunder, and (ii) any changes affecting its identification, legal status, or the authority to sign on its behalf. Within the same term, it shall at its own cost provide the Bank with documents evidencing such changes and any additional information that the Bank may reasonably request. The Client shall be liable for any and all consequences arising under or in connection with the breach by the Client of any of its obligations hereunder. Within ten (10) Business Days of the Bank's demand to that effect, the Client shall reimburse the Bank for any and all loss, costs and expenses, without any limitation on the scope of such reimbursement and regardless of whether such damage was foreseeable or not. Such obligation shall also apply to the Guarantor;

s) promptly after adopting such intention, information about its intention to assume any obligation to any third party under any loan, guarantee, or otherwise. This obligation shall also apply in relation to any of the Client's Affiliates;

t) no later than within fifteen (15) days of the Bank's request, information about its accounts maintained with, and its use of services provided by, other banks;

u) no later than within fifteen (15) days of the Bank's request, information from the files of the relevant tax authority. Within three (3) Business Days following receipt of the Bank's request specifying the purpose and scope of any information requested, it shall release, in compliance with applicable law, such tax authority from its confidentiality obligation for the purpose and to the extent specified in the Bank's request;

v) if it is a municipality, region, or other corporation governed by public law, within thirty (30) days of the end of each calendar month, information in respect of (i) the annual budget approved by such municipality, region, or other corporation, (ii) the relevant performance statement, and (iii) any modifications, proposed or effected, including, without limitation, any changes in the budget for the applicable year, organizational structure, legal position, statutory organs, and the persons authorized to act on such organs' behalf. It shall provide such information without delay, in each case no later than within three (3) Business Days following the occurrence of any such fact or circumstance.

25. Remedies. If the Bank determines on the basis of any information obtained in the course of the evaluation of the Client or a compliance check pursuant to the Loan Agreement or the General Loan Terms and Conditions, or on the basis of information obtained from the Client, the Guarantor, or any of Client's Affiliates or otherwise that any change occurred that may have a material adverse effect on the Client's ability to perform any of its obligations under the Loan Agreement or the General Loan Terms and Conditions, the Bank may request the Client to take certain actions proposed by the Bank in order to remedy such situation and/or provide additional security for due and timely payment of its obligations. The Client shall take such action or provide such Collateral within the time limit specified by the Bank in the proposal of such remedies and/or the request for the provision of additional security for due and timely payment of the Client's obligations. The time limit within which the Client will be required to adopt any remedial action or to provide additional security for due and timely payment of its obligations shall be no less than ten (10) Business Days following the delivery to the Client of the above specified proposal or request.

26. Maximum Indebtedness. Overall Indebtedness of the Client may not exceed the maximum Indebtedness amount determined in the Loan Agreement. Overall Indebtedness of the Guarantor may not exceed the maximum Indebtedness amount determined in the Guarantee Agreement.

27. Rights of Third Parties. If any right in rem or contractual right is created in respect of any of the assets or revenues of the Client or the Guarantor, the Bank may request the provision of an additional adequate security for due and timely payment of the Client's obligations.

28. Asset Disposal. Unless otherwise provided in the Loan Agreement, the Client may not, without the prior written consent of the Bank and whether in one or more transactions, transfer, lease or otherwise dispose of any part of its assets or revenues the value of which exceeds fifteen (15%) percent of the value of the Client's assets, or permit the creation of any rights of third parties to such assets (including assumption of guarantee obligations, accession to obligations, or assumption of third party obligations) other than (a) in the ordinary course of its business (in the case of entrepreneurs), or (b) an asset disposal in exchange for a performance of at least same value. Unless otherwise provided in the Guarantee Agreement, the Guarantor may not, without the prior written consent of the Bank and whether in one or more transactions, transfer, lease or otherwise dispose of any part of its assets or revenues the value of which exceeds fifteen (15%) percent of the value of the Guarantor's assets, or permit the creation of any rights of third parties to such assets (including assumption of guarantee obligations, accession to obligations, or assumption of third party obligations) other than (a) in the ordinary course of its business (in the case of entrepreneurs), or (b) an asset disposal in exchange for a performance of at least same value.

29. Corporate Changes. Without the prior written notice delivered to the Bank no less than thirty (30) days prior to the date scheduled for adoption of a decision in that matter, the Client - if a legal entity and/or the Guarantor - if a legal entity shall not resolve on its winding-up with or without liquidation, any change in its legal form, any purchase, sale, or lease of its enterprise or any part thereof, any change in the amount of its registered capital, any change in the composition of its statutory or supervisory bodies or appointment or removal of managers directly appointed by its statutory or supervisory bodies, or any other matter that, pursuant to any applicable foreign law, might have effect similar to that of the above described corporate changes.

30. Collateral for Obligations of Client. To secure any and all obligations of the Client arising under or in connection with the Loan Agreement, and regardless of whether due or not and conditional or not, the Client shall provide to the Bank at its request adequate Collateral. The Client shall inform the Bank of its intention to transfer, lease, and/or lend its assets or any part thereof in respect of which any contractual right or right in rem was created in favor of the Bank. Without the prior written consent of the Bank, the Client and the Guarantor shall not create, or permit the creation of, (i) a pledge or other encumbrance as a security for the obligations of third persons, or (ii) any right of third person to claim the creation of any such pledge or other encumbrance, in respect of assets or revenues of the Client, the Guarantor or any of the other Client's Affiliates. Should any assets or a part thereof in respect of which any contractual rights or rights in rem were created in favor of the Bank be transferred or leased or any pledge, encumbrance or similar rights in respect of such property be created, the Bank shall be entitled to request additional adequate Collateral.

31. Replenishment of Collateral. If, prior to the payment by the Client in full of any and all receivables of the Bank under or in connection with the Loan Agreement, the value of any assets, receivables or other security instruments which secure the payment of the Bank's receivables from the Client is reduced or such assets, receivables or other security instruments cease to exist, the Client shall, upon the Bank's first demand, provide additional adequate Collateral to the extent determined by the Bank. The Client shall pay any and all expenses incurred by the Bank in connection with such replenishment of Collateral.

32. Collateral Valuation. The Bank may conduct, or designate a third person to conduct, the Collateral Valuation, or accept the Collateral Valuation conducted by a third party at the sole cost of the Client. During each Collateral Valuation, the Client shall provide the Bank or such third party conducting the Collateral Valuation with all necessary cooperation, or procure the cooperation of any third parties providing the Collateral, and pay any and all expenses incurred in connection with the Collateral Valuation.

33. Insurance. At the Bank's request and to its satisfaction, the Client shall insure, within the time limit determined by, and with an insurer acceptable to, the Bank all insurable risks relating to its property, assets acquired or improved with the proceeds of the Loan or any assets securing the Client's obligations to the Bank under the Loan Agreement. At the Bank's request and to its satisfaction, the Guarantor shall insure, within the time limit determined by, and with an insurer acceptable to, the Bank all insurable risks relating to its assets securing the Guarantor's obligations to the Bank under the Guarantee Agreement. The Client - if an individual - shall at the Bank's request and to its satisfaction, conclude within the time limit determined by, and with an insurer acceptable to, the Bank a life insurance and any other appropriate insurance that the Bank may require. The Guarantor - if an individual - shall at the Bank's request and to its satisfaction, conclude within the time limit determined by, and with an insurer acceptable to, the Bank a life insurance satisfactory to the Bank and any other appropriate insurance that the Bank may require. The Bank may also accept the above specified insurance if concluded in favor of the Client or the Guarantor by a third party. To the extent the insurance concluded in favor of the Client or the Guarantor is not deemed sufficient by the Bank, the Client and/or the Guarantor shall within a time limit set therefor arrange for a sufficient additional insurance. The Client and/or the Guarantor shall provide the Bank with documents evidencing the establishment of such insurance in form and substance acceptable to the Bank.

34. Due Payment of Insurance Premium. Until the payment in full of any and all receivables of the Bank against the Client under or in connection with the Loan Agreement, the Client shall (i) duly and timely pay, or ensure the due and timely payment by third parties of, all insurance premiums, and (ii) comply with all other obligations under all applicable insurance policies. Unless otherwise agreed in the Loan Agreement, the Client shall furnish to the Bank evidence of the payment of the premiums and due maintenance of the insurance, in form and substance satisfactory to the Bank. Furthermore, the Client shall cause the insurer to inform the Bank of any default in payment of any amounts in respect of insurance premium and provide the Bank with evidence of such duty being accepted by the insurer. In the event of default in payment of any amounts in respect of insurance premium or any part thereof, the Bank may debit any applicable amounts due to the insurer to any account of the Client.

35. Pledge of Receivables arising under Insurance Policies. Unless otherwise provided in the Loan Agreement, the Client shall within five (5) Business Days following the execution of the Loan Agreement pledge, or cause to be pledged, in favor of the Bank any receivables arising under or in connection with any applicable insurance policies. At the Bank's request, instead of pledging, the Client shall assign, or cause to be assigned, such receivables to the Bank. The Client shall deliver, or cause to be delivered, to the Bank the copies of any and all correspondence between the insurer and the Client or the policyholder if he is a person different from the Client.

36. Increased Costs. To the extent the Bank incurs any additional or increased costs or expenses in connection with the administration of the Loan as a result of a change in laws or regulations applicable to the Bank or due to a material change on the market, the Client shall within ten (10) Business Days following the Bank's first demand reimburse the Bank for any and all such additional or increased costs or expenses without any restrictions on the amount of such reimbursement and regardless of whether any such additional or increased costs or expenses were foreseeable or not. The Bank's demand shall be in written form and shall contain appropriate explanation.

VIII. EVENTS OF DEFAULT

37. Events of Default. Unless otherwise agreed between the Bank and the Client, each of the following events or circumstances shall be deemed to constitute an Event of Default (an Event of Default shall also be each event or circumstance described as such in the Loan Agreement):

a) the Client is in default with the repayment of the Loan or any part thereof and/or the payment of any accrued interest;

b) the Client uses the Loan or any part thereof for a purpose other than that specified in the Loan Agreement;

c) the Client and/or any of the Client's Affiliates is in default with the performance of any monetary and/or non-monetary obligation towards the Bank or is otherwise in breach of any of its obligations towards the Bank arising under or in connection with any contractual arrangement with the Bank (including any agreed prepayment) or the generally binding legal regulations;

d) the Client and/or any of the Client's Affiliates is in default with the performance of any monetary and/or non-monetary obligation towards any third party arising under or in connection with any contractual arrangement with the Bank or such third party or the generally binding legal regulations;

e) any third party declares any monetary obligation of the Client and/or any of the Client's Affiliates towards such third party immediately due and payable or payable at demand due to the failure of the Client and/or any of the Client's Affiliates to perform any of its obligations;

f) the Client or any person providing the Collateral fails to provide and/or replenish the Collateral as the Bank may request or fails to comply with and observe the terms and conditions applicable to providing collateral in respect of any of the Bank's receivables;

g) any person providing the Collateral is in default with the performance of any of its monetary and/or non-monetary obligations towards the Bank, and/or any representations or warranties made by any person providing the Collateral in the applicable agreement pursuant to or in connection which such Collateral was created is false, incorrect, incomplete or misleading;

h) the Client or Guarantor fails to comply, in a due and timely fashion, with any of its notification or reporting duties provided for in the Loan Agreement, the Guarantee Agreement, the General Loan Terms and Conditions, any other agreement or arrangement with the Bank, or applicable law;

i) any representations made by the Client or the Guarantor in the Loan Agreement, the Guarantee Agreement, the General Loan Terms and Conditions (including, without limitation, Article 22 and 23), or in any other document delivered to the Bank in connection with the Loan Agreement proves to be false, incorrect, incomplete or misleading, even if the Client or the Guarantor notifies the Bank of any change in or amendment to such representations provided that the Bank does not grant its consent to such change or amendment pursuant to Article 23;

j) the Client or any of the Client's Affiliates breaches any of its obligations specified in Article IX, including, without limitation, its obligation to provide cooperation, or to cause the provision thereof, pursuant to Articles 41 and 42;

k) within the meaning of applicable Czech or foreign law, the Client or any of the Client's Affiliates is insolvent or overburdened with debt or a petition for declaration of bankruptcy, composition with creditors, or instituting of other similar proceedings is filed in relation to the Client or any of the Client's Affiliates;

l) the Client and/or any of the Client's Affiliates announces its intention to suspend the performance of any of its obligations or commences negotiations with any of its creditors with objective to restructure its obligations;

m) any competent governmental authority, including, without limitation, any administrative authority, court, arbitration tribunal or an arbitrator determines that the Client and/or Guarantor have breached any legal obligation and the Bank considers such breach as having an adverse affect on the ability of the Client and/or of the Guarantor to perform their obligations pursuant to the Loan Agreement, the Guarantee Agreement, or the General Loan Terms and Conditions;

n) the Client or the Guarantor or any competent body thereof breaches its obligation not to dispose without the consent of the Bank of any assets pursuant to Article 28, or resolves without a prior notice to the Bank on any changes in its status pursuant to Article 29, or resolves on its winding-up with or without liquidation, any change in its legal form, any purchase, sale, or lease of its enterprise or any part thereof, any change in the amount of its registered capital, any change in the composition of its statutory or supervisory bodies or appointment or removal of managers directly appointed by its statutory or supervisory bodies, or any other matter that, pursuant to any applicable foreign law, might have an effect similar to that of the above described corporate changes, or makes the above specified changes in its corporate status regardless of the Bank having expressed in writing its disagreement therewith;

o) any entity or entities "controlling", within the meaning of the Commercial Code, as of the date of execution of the Loan Agreement the Client and/or the Guarantor, cease to be such controlling persons;

p) any entity or entities not "controlling", within the meaning of the Commercial Code, as of the date of execution of the Loan Agreement the Client and/or the Guarantor, become such controlling persons;

q) the Client's and/or the Guarantor's business authorization or any other authorization that is in the opinion of the Bank substantial for the conduct of the business or the performance of any obligations arising under or in connection with the Loan Agreement, the Guarantee Agreement, or the General Loan Terms and Conditions is withdrawn, suspended, or otherwise limited, or any event occurs which (i) may serve as a ground for the winding-up of the Client and/or the Guarantor as a legal entity, (ii) constitutes the grounds for such winding-up pursuant to applicable law;

r) an event occurs which, in the opinion of the Bank, (i) might have a material adverse effect on the business operations or financial situation of the Client or the Guarantor, and/or (ii) has a material adverse effect on the ability of the Client and/or the Guarantor to perform any of their obligations pursuant to the Loan Agreement, the Guarantee Agreement, or the General Loan Terms and Conditions;

s) the Client unreasonably delays or refuses to grant its consent with assumption by a third party of any obligation of the Bank towards such Client in compliance with Article 59.

IX. CLIENT EVALUATION AND CHECK OF COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE LOAN

38. Right of the Bank to Evaluate. Until the satisfaction in full of any and all of its claims arising under or in connection with the Loan Agreement, the Bank may evaluate the Client's ability to repay the Loan and to perform any of its other obligations towards the Bank. The Bank shall also be entitled to evaluate the Client's Affiliates. If a consent of any of the Client's Affiliates may be necessary for such evaluation, the Client shall promptly procure such consent.

39. Obligation to Permit Compliance Check. At the Bank's request, the Client shall permit a check of its compliance with the terms and conditions of the Loan Agreement, the General Loan Terms and Conditions, and any and all other documents which, in the opinion of the Bank, relate to the provision of the Loan Facility or any part thereof or affect the Client's ability to repay the Loan and to perform any of its other obligations towards the Bank at dates and in the manner determined by the Bank.

40. Third Party Information. The Bank may in connection with such evaluation of the Client or check of its compliance with the terms and conditions pursuant to this Part IX demand and obtain any and all information relating to the Client that the Bank may deem necessary for such purposes including any third party information and the third parties concerned shall be entitled to provide to the Bank any information that it may request. The Bank may authorize a third party to conduct such evaluation of the Client or check of its compliance with the terms and conditions pursuant to this Part IX.

41. Cooperation of Client. The Client shall permit the Bank to exercise, and shall at its sole cost ensure the appropriate conditions for the exercise by the Bank of, its rights under this Part IX, including, without limitation, (i) permit the authorized representatives or designated employees of the Bank access to the premises and facilities of the Client and any of the Client's Affiliates, (ii) make available any and all accounting and other materials or documents of the Client and of any of the Client's Affiliates on information carriers of any kind and nature, and (iii) provide such information through its officers and the officers of the Client's Affiliates. In this connection, the Client shall also provide the Bank with any and all cooperation that the Bank may request, including, without limitation, any cooperation requested from the statutory and the other bodies of the Client and/or any of the Client's Affiliates and the members of such statutory and other bodies, other officers, employees and other persons (including auditors and legal counsel) having a contractual relationship with the Client or any of the Client's Affiliates, including, without limitation, such persons that provide professional services to the Client and/or any of the Client's Affiliates. The Client shall reimburse the Bank for any and all reasonable costs that the Bank may incur in the exercise of any of its rights under this Part IX.

42. Cooperation of Third Parties. The Client shall ensure the cooperation of third parties in the exercise by the Bank of its rights under this Part IX. To the extent it may be required in this connection, the Client shall at the Bank's request promptly issue to the Bank or a third party a power-of-attorney or other authorization permitting the Bank to the exercise of any of its rights under this Part IX.

X. SANCTIONS

43. Termination by Notice of Provision of Loan Facility; Rescission of the Loan Agreement. The provision of the Loan Facility may only be noticed and the Loan Agreement rescinded in instances and subject to the conditions stipulated by the General Loan Terms and Conditions or the Loan Agreement.

44. Right of Bank to Notice the Provision of Loan Facility, Rescind the Loan Agreement, and/or Declare the Loan Immediately Due and Payable. The Bank may terminate by notice the provision of the Loan Facility, or rescind the Loan Agreement with effect as of the delivery to the Client of a written notice of termination or rescission and/or declare the Loan and any and all of the other obligations of the Client immediately due and payable, provided, that the Loan and any and all of the other obligations of the Client shall become due and payable as of the Pre-Payment Day, if:

a) the Client or the Guarantor disagrees with an amendment to the General Loan Terms and Conditions within the time limit specified in Article 3;

b) an Event of Default occurs;

c) the provision of the Loan Facility, drawing of any Advance, or performance of any obligation of the Bank would result in a breach of applicable law regulating obligations of the Bank or having impact on the economic management and/or legal status of the Bank, including, without limitation, any law, decree, and/or provision of the Czech National Bank;

d) between the date of execution of the Loan Agreement and the date on which an Advance is requested, any change occurs affecting the Client, including, without limitation, a change in its economic situation which, in the opinion of the Bank, might have a material adverse effect on the Client's ability to perform any of its obligations arising under or in connection with the Loan Agreement, the General Loan Terms and Conditions, or other contractual relationships between the Client and the Bank relating to the Loan Agreement;

e) within the time-limits specified by the Bank in the proposal of such remedial actions and/or the request for the provision of additional Collateral, the Client fails to (i) take the remedial actions proposed by the Bank pursuant to Article 25, or (ii) provide the additional Collateral requested by the Bank under Articles 25, 27, 30 or 31;

f) the applicable Reference Rate was not announced on the Calculation Day and the Client fails to reach an agreement with the Bank on the amount or method of calculation of the Variable Rate pursuant to Article 8.7 within one (1) month following such Calculation Day.

45. Implications of Loan Being Declared Immediately Due and Payable. If the Bank declares the Loan and any other obligations of the Client towards the Bank immediately due and payable, the Client shall on the Pre-Payment Day (i) repay the Loan, (ii) pay any interest accrued thereon as of the Pre-Payment Day, and (iii) comply with the other obligations of the Client arising under or in connection with the Loan Agreement or the General Loan Terms and Conditions.

46. Implications of Rescission of the Loan Agreement. Upon rescission of the Loan Agreement, all of the rights and obligations of each of the Bank and the Client shall terminate except for the rights and obligations specified in this Article. If the Bank rescinds the Loan Agreement, the Client shall within five (5) Business Days following the delivery of the applicable notice of rescission (i) repay the Loan, (ii) pay any interest accrued thereon as of date of such repayment, and (iii) satisfy all other monetary obligations of the Client arising under or in connection with the Loan Agreement and the General Loan Terms and Conditions (including, without limitation, any contractual penalties, default interest, reimbursement for damages and costs incurred by the Bank, Charges, and Fees). Rescission of the Loan Agreement shall not affect any provisions concerning the choice of law and the resolution of disputes between the Bank and the Client and any security for payment of the Bank's receivables arising under or in connection with the Loan Agreement.

47. Contractual Penalty. If the Bank rescinds the Loan Agreement, and/or terminates by notice the provision of the Loan Facility, and/or declares the Loan and any and all other obligations of the Client immediately due and payable pursuant to Article 44, it may request the payment of a contractual penalty amounting to the aggregate amount of interest accrued on the Loan Facility calculated by applying the interest rate specified in the Loan Agreement effective on (i) the Pre-Payment Day, if it declares the Loan immediately due and payable, or (ii) the date of delivery of the applicable notice of rescission, if it rescinds the Loan Agreement, or (iii) the date of delivery of the applicable notice of termination, if it terminates by notice the provision of the Loan Facility, for the time period from the Pre-Payment Day or the date of delivery of the applicable notice of termination or notice of rescission to the final repayment date in respect of the Loan pursuant to the Loan Agreement.

48. Obligation to Reimburse Bank for Costs and Damages. If the Bank rescinds the Loan Agreement, and/or terminates by notice the provision of the Loan Facility, and/or declares the Loan and any and all other obligations of the Client immediately due and payable, it may request from the Client reimbursement for any and all damages that the Bank may incur in connection with such rescission of the Loan Agreement, such termination by notice of the provision of the Loan Facility, and/or such declaration of immediate maturity. The term "damage(s)" as used herein shall mean and include, without limitation, any lost profits and actual damage (in Czech: usly zisk a skutecna skoda). The term "damage(s)" shall also mean any loss and costs incurred by the Bank in connection with its rescission of the Loan Agreement, termination by notice of the provision of the Loan Facility or declaration of the Loan immediately due and payable. Furthermore, the Bank may request from the Client or the Guarantor reimbursement for any and all costs and expenses incurred by the Bank in connection with the enforcement of any of the claims that the Bank may have against the Client or the Guarantor (including, without limitation, any expenses of the Bank, costs of representation, and any costs and expenses incurred by its counsel in connection with the enforcement of claims, court, administrative, arbitration, or other proceedings, administrative charges, etc.) or in connection with each such individual case in which the Bank may rescind the Loan Agreement, terminate by notice the provision of the Loan Facility, or declare the Loan and any and all other obligations of the Client immediately due and payable pursuant to Article 44. The Bank may further request from the Client or the Guarantor reimbursement for any and all costs that the Bank may incur in connection with its acting as a party in any court, administrative, arbitration or other adversary proceedings between the Client or the Guarantor and a third party.

XI. OTHER PROVISIIONS

49. Legal Capacity; Identification; Representation pursuant to Power-of-Attorney

49.1 Legal Capacity, Identification. Prior to entering into any contractual relationship with the Bank in connection with the Loan, at the Bank's request, the Client shall furnish to the Bank evidence of its legal capacity and establish its identity. The term "establish identity" as used herein shall mean (a) with respect to Clients - individuals - providing evidence of certain data and information relating to such individual, including, without limitation, his/her first and last name(s), birth number or date of birth, permanent residential address or place of business, commercial name and identification number, and (b) with respect to Clients - legal entities - (i) providing evidence of certain data and information relating to such entity, including, without limitation, its commercial name or name, registered address, company identification number (as abbreviated in Czech: IČ), and (ii) establishing the identity of the individual authorized to act on behalf of the Client in connection with the Loan. With respect to Clients - legal entities - legal capacity is typically evidenced and identity established by (i) a valid excerpt from the Commercial Registry not older than thirty (30) days or an officially certified (notarized) copy thereof or other similar certificate of incorporation in the applicable public registry, and (ii) a valid personal identification card or a valid passport of the person authorized to act on behalf of the Client in connection with the Loan Agreement. With respect to Clients - individuals - identity is typically established by the presentation of a valid personal identification card or a valid passport.

49.2 Power-of-Attorney. Each power-of-attorney granted by the Client to a third party (the "Attorney") shall be in writing and sufficiently specific and duly executed by the Client and, at the Bank's request, shall contain the acceptance thereof by the Attorney. The Bank may in each case request the extension or specification in further detail of its contents and the Client is obliged to comply with such request. The signature of the Client must be officially certified (notarized) (see also Article 52). The Bank may request the Attorney to provide evidence of his/her legal capacity and establish his/her identity in accordance with the Article 49.1. The Client shall without delay and in each case no later than seven (7) Business Days prior to such change, expiration or termination notify the Bank in writing of any change or expiration and/or termination of the power-of-attorney granted to the Attorney. The Client shall be liable for any and all consequences resulting from the Client's breach of its obligation to notify the Bank within the above specified time limit of any change, expiration or termination of the power-of-attorney. Specifically, the Client shall reimburse the Bank for any and all damage and costs and expenses, without any limitation on the extent of such reimbursement and regardless of whether such damage was foreseeable or not.

49.3 Authentication of Signatures. The Bank may examine the authenticity of all signatures affixed to any and all written instruments and documents executed for or on behalf of Client. If, in its opinion, the Bank reasonably believes that any such signature is not valid, genuine, or authentic, the Bank may reject such instrument or document or refuse to execute such instruction received from the Client and shall notify the Client of such rejection or refusal.

50. Set-Off

50.1 Set-Off of Receivables. Without prejudice to the provisions of Section 360 of the Commercial Code, the Bank may at any time set off any of its due receivables against the Client against any receivables of the Client against the Bank regardless of (i) whether any such receivables of the Client against the Bank are due and payable or not, (ii) the currency in which such receivables are denominated, and (iii) the legal relationship under which such receivables arise. The Bank may in the same manner set off any of its matured receivables against the Guarantor against any receivables of the Guarantor against the Bank.

50.2 Contractual Set-Off. The Bank may at any time use for the satisfaction of any of its due receivables against the Client the funds deposited in any of the Client's accounts maintained with the Bank, irrespective of whether the Client's receivable in respect of the payment of funds from the applicable account are due or not. The Bank may use such funds at any time after its receivable against the Client has become due and payable by debiting the Client's account with the applicable amount without prior notice to the Client. If the funds on such accounts are not sufficient for the payment of all due receivables of the Bank and the payments to be made pursuant to Client's instructions, the Bank shall be entitled to perform first the payment in respect of its due receivables. The Bank may in the same manner use the funds deposited in any account of the Guarantor maintained with the Bank for the satisfaction of any due and payable receivable of the Bank against the Guarantor.

50.3 Section 361 of Commercial Code. It is agreed and acknowledged that the provisions of Section 361 of the Commercial Code shall not apply to any contractual relationship between the Client and the Bank.

51. Exchange Rate

51. Exchange Rate. Unless in specific cases agreed otherwise between the Bank and the Client, the Bank will in connection with any payment or other operation (e.g., mutual claims set-off) apply non-cash foreign exchange rate for the sale or purchase (in Czech: devizy-prodej or devizy-nákup) determined by the Bank two (2) Business Days prior to the day scheduled for performing such payment or other operation. If the exchange rate determined in the above specified manner may not be applied, the applicable exchange rate shall be the rate determined by the Bank as of the Business Day immediately preceding the above specified day. The Bank will only perform payment or any other operation requiring the application of foreign exchange rate on a day, which is a Business Day in respect of all currencies involved. If, in the above specified cases, the payment or any other operation is made in cash and unless otherwise agreed between the Bank and the Client, the Bank will apply the cash foreign exchange rate for the sale or purchase (in Czech: valuta-nákup or valuta-prodej) determined by the Bank for the day when such payment or other operation is performed. Such payment or other operation may only be performed on a day, which is a Business Day in respect of all currencies involved.

52. Communications with Bank

52.1 Notices Confirmed in Writing. The Client and the Bank may in their mutual communication (pursuant to a particular mutual agreement) use telephone, registered mail, personal delivery, facsimile, tested telex, coded SWIFT or other electronic communication facilities. The Bank may request a written confirmation of certain communications transmitted via telephone, facsimile, telex, or other electronic communication facilities within three (3) Business Days. If the Client fails to make such written confirmation, the Bank may, but shall not be obliged to, execute the instruction and/or act in accordance with the notice concerned.

52.2 Form, Language and Manner of Instruction. The Bank may condition the execution of any instruction of the Client by the presentation thereof to the Bank in a form, language, or the manner of delivery thereof specified by the Bank.

52.3 Notarized and Apostilled Documents. The Bank may require any copy of an original document submitted to the Bank to be notarized or otherwise authenticated by the appropriate authority. With respect to foreign documents submitted by the Client to the Bank, the Bank may require such documents to be superlegalized or, as appropriate, apostilled pursuant to the Hague Convention Abolishing the Requirement of Legalization for Foreign Public Documents of 1961.

52.4 Certified Translation. The Bank may require the Client to provide the Bank with a certified Czech translation of any document submitted by the Client to the Bank in any language other than Czech.

52.5 Addresses. The Client shall inform the Bank of the contact numbers and/or addresses to which all notices and documents addressed to the Client shall be delivered, including, without limitation, the address, telephone number, facsimile number, and telex number, or the numbers and/or addresses of other electronic communication facilities that the Client may provide to the Bank for such purpose and of any change to such contact addresses or numbers. If the Client fails to provide the Bank with such information, it is agreed and acknowledged that any and all documents and notices to the Client have been duly delivered to the Client if delivered at the address specified as the registered address or place of business of the Client in the appropriate agreement or arrangement between the Client and the Bank, or if delivered at numbers of electronic communication facilities, that were most recently notified by the Client. All notices and documents from the Client shall be sent to the appropriate branch of the Bank handling the affairs relating to the business relationship between the Client and the Bank, as such branch is specified in the appropriate agreement or arrangement between the Client and the Bank.

52.6 Notices Delivered by Courier. Any notices delivered to the Client by courier shall be deemed delivered when received by the Client or any of its employees. Any notices delivered by courier to the Bank shall be deemed delivered when received by the designated employee of the branch of the Bank handling the business relationship between the Client and the Bank.

52.7 Presumption of Delivery. Any notices mailed by the Bank to the Client by registered mail, sent by courier or in a similar manner and returned to the Bank as undelivered shall be deemed to have been delivered at the time of its return regardless of whether the addressee had knowledge of such shipment or not.

52.8 Discovery of Errors. If the Bank discovers an error in any communication, statement of account, notice or any other information or statement it has provided to the Client, the Bank shall promptly notify the Client thereof. The Client shall examine and review statements of accounts, notices, and/or any other communications and information sent to the Client by the Bank immediately upon the delivery thereof, and promptly notify the Bank of any and all discrepancies it has discovered or, at the Bank's request, confirm that the Bank duly executed any and all orders and instructions received from the Client. If the Client discovers any error in the performance by the Bank of any of its orders or instructions, it shall promptly notify the Bank thereof. If the Bank discovers an error in any statement of account, notice or any other communication or in the execution by the Bank of any order or instruction received from the Client or, if any such error is notified to the Bank by the Client, the Bank shall remove any such error without unnecessary delay.

53. Liability of Bank

53. Risk of Loss of Property. The Client shall be liable for risk of damage to the property that may occur as a result of sending money, documents, or other shipments by the Bank to the Client or third parties pursuant to an order received from the Client.

54. Taxes

54.1 Tax Gross-Up. All payments to be made by the Client in favor of the Bank hereunder or under any agreement or other arrangement between the Bank and the Client shall be made without any deduction or withholding on account of tax or other obligations unless the Client is required by applicable law to make such payment subject to the deduction or withholding of tax. If such deduction or withholding is required, the sum payable by the Client shall be increased to the extent that, after making of the required deduction or withholding, the Bank receives and is entitled to retain, free of any obligation to make such deduction or withholding, a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required.

54.2 Tax Deductions. The Bank makes deductions on account of the appropriate taxes in accordance with applicable laws and regulations as in effect in the Czech Republic, unless an applicable international double taxation treaty provides otherwise and the Client submits to the Bank an evidence of its tax domicile covered by such treaty. Such evidence must be in form and substance, which is sufficient in the opinion of the Bank. In connection therewith, the Bank may require from the Client such other documents as it deems reasonably necessary.

XII. APPLICATION OF GENERAL LOAN TERMS AND CONDITIONS MUTATIS MUTANDIS

55. Other Obligations of Guarantor. The provisions of Part IX, Part XI, and Part XIII shall apply mutatis mutandis to the mutual rights and obligations of the Guarantor and the Bank. For the avoidance of doubt, it is agreed and acknowledged that, for the purposes of the provisions enumerated above, the Guarantor shall be deemed to be the Client and the Guarantee Agreement shall be deemed to be the Loan Agreement.

XIII. FINAL PROVISIONS

56. Communication Recording and Archiving. The Client expressly agrees and consents that the Bank may record any communication between the Bank and the Client by any technical means available to it and archive any such records as well as any other information or documents received from the Client or third parties in accordance with the Loan Agreement or the General Loan Terms and Conditions.

57. Confidentiality of Information. The Bank is entitled to use any Confidential Information for the purposes of management of the contractual relationship between the Client and the Bank under the Loan Agreement and for all other purposes related to the business activity of the Bank, including, without limitation, evaluation of creditworthiness of the Client, mailing of offers to provide goods or services to the Client and processing of Confidential Information for such purposes. Furthermore, the Bank is entitled to provide the Confidential Information to (i) the Bank's Affiliates, (ii) any third person authorized by the Bank to perform any of its legal or contractual obligations, (iii) any third person to whom the Bank intends to transfer or assign its receivables against the Client, and (iv) any other banks, foreign banks, branches of foreign banks, insurance companies and other financial institutions for the purposes of evaluation of the creditworthiness of the Client.

58. Protection of Personal Data. Without prejudice to the foregoing provisions, the Client - individual hereby agrees, consents and acknowledges that the Bank may in accordance with the Loan Agreement and the General Loan Terms and Conditions or in connection with the legal relationship arising thereunder collect his/her personal data protected under applicable law (including, without limitation, its name, surname, address, telephone and fax numbers, e-mail addresses, birth date, birth number, information regarding status of property and liabilities, personal status, income, and credit history), and use and treat such data in the same manner as Confidential Information in accordance with the provision of Article 57 of the General Loan Terms and Conditions, including their use and processing for the purposes set forth in Article 57 of the General Loan Terms and Conditions. Furthermore, the Client agrees, consents and acknowledges that the Bank may process any of such personal data (including, without limitation, collecting, combining, archiving, saving to data carriers, providing, modifying, accessing, using, disclosing, publishing, classifying, blocking and liquidating of the personal data) irrespective of the purpose for which such data has been collected, enable the processing of such personal data by third parties (including any parties having their registered office in jurisdictions other than the Czech Republic) pursuant to an agreement on personal data processing, merge such personal data with personal data that were collected for different purposes and freely transfer such personal data to any of the Bank's Affiliates. The Bank's Affiliates receiving such information shall be entitled to process such personal data in the extent of the Bank's authorization hereunder. Furthermore, the Bank shall be entitled to store and archive such data until the termination of the legal relationship established under the Loan Agreement and thereafter for an additional period of ten (10) years. The Client acknowledges that the provision of his/her personal data to the Bank, irrespective of whether such provision is made by the Client and/or any third party in accordance with the General Loan Terms and Conditions, is purely voluntary. The Client acknowledges his/her rights to gain, subject to statutory limitations, access to personal data collected and processed by the Bank in accordance with this Article, and furthermore his right to contact the Office for Personal Data Protection and/or to claim statutory remedies (including, without limitation, apology, abstention from, and remedy of, the unlawful activities, satisfaction, blocking and liquidation of concerned personal data, correction and completion of incorrect or inaccurate personal data, pecuniary compensation and recovery of sustained damages), should the Bank breach any of its relevant statutory duties with respect to personal data processing and protection.

59. Assignment. The Client shall not assign any of its rights, receivables or obligations under the General Loan Terms and Conditions, the Loan Agreement or any other arrangement between the Bank and the Client without a prior written consent of the Bank. The Client acknowledges and agrees that the Bank may at any time, at its sole discretion, assign any of its rights or receivables under the General Loan Terms and Conditions, the Loan Agreement or any other arrangement between the Bank and the Client. Should the Bank intend to transfer any of its obligations under the General Loan Terms and Conditions, the Loan Agreement or any other arrangement between the Client and the Bank to any third person, the Client shall not unreasonably withhold or delay its consent with such transfer.

60. Contractual Penalty. Any exercise by the Bank of its right to request from the Client the payment of contractual penalty in accordance with the Loan Agreement or with the General Loan Terms and Conditions shall not in any manner affect or limit any of the other rights or remedies available to the Bank under the Loan Agreement, the General Loan Terms and Conditions, any agreements establishing the Collateral, or any other arrangement between the Bank and the Client and applicable law. Any circumstances excluding the liability or lack of fault on the part of the Client shall not affect the right of the Bank to claim contractual penalty. The right of the Bank to request contractual penalty shall to no extent affect the claim of the Bank to receive damages for the breach of contractual obligations. The Client shall perform any of its obligation the performance of which is secured by such contractual penalty regardless of whether such contractual penalty was paid or not.

61. Governing Law. The contractual relationship between the Bank and the Client shall be governed by the laws of the Czech Republic, especially, without limitation, the applicable provisions of the Commercial Code.

62. Severability. If any provision of the General Loan Terms and Conditions or the Loan Agreement is, becomes or is determined to be invalid or unenforceable, such invalidity or unenforceability shall not (to the maximum extent permitted by applicable law) invalidate or render unenforceable the remaining provisions of the General Loan Terms and Conditions and the Loan Agreement. In such event, the Bank and the Client shall replace the invalid or unenforceable provision with a valid and enforceable provision, which will achieve, to the maximum extent permitted by law, the same result and effect as contemplated by the provision to be replaced.

63. Force and Effect. The General Loan Terms and Conditions shall take force and effect on the date they are signed by the Bank and the Client.

64. Amendments to Former General Loan Terms and Conditions

64.1 Replacement of Former General Loan Terms and Conditions. Except for the provisions of this Article, the General Loan Terms and Conditions shall fully supersede the Former General Loan Terms and Conditions. The Bank shall notify this fact to the Clients whose legal relationship with the Bank is regulated by any of the Former General Loan Terms and Conditions by a written notice of displaying the General Loan Terms and Conditions on the Bank's premises or otherwise as the Bank may select in its sole discretion mailed to the correspondence address of the Client specified in the Loan Agreement.

64.2 Exceptions from Replacement. Unless otherwise agreed between the Bank and the Client, the following provisions of the Former General Loan Terms and Conditions shall remain in full force and effect and any conflicting provisions of the General Loan Terms and Conditions shall not apply to the relationship between the Bank and the Client in each case until the delivery by the Bank to the Client of a written notice informing the Client that any specific provisions of the Former General Loan Terms and Conditions cease to be valid.

64.3 Effect of Replacement of the Former General Loan Terms and Conditions. With respect to the legal relationship between the Bank and the Client regulated by the Former General Loan Terms and Conditions, the General Loan Terms and Conditions shall become effective as of the date the new General Loan Terms and Conditions are signed by the Bank and the Client, to the extent the Client shall have not rejected in writing the effect of the General Loan Terms and Conditions on its legal relationship with the Bank governed by the Former General Loan Terms and Conditions prior to the General Loan Terms and Conditions becoming effective.

65. Definition of Terms.

a) "Advance" shall mean each drawing by the Client of specific amount of funds denominated in Czech crowns or a foreign currency in accordance with the Loan Agreement.

b) "Announcement of Changes" shall mean the displaying of the full text of the amended General Loan Terms and Conditions on the Bank's premises or in other appropriate manner as the Bank may determine in its sole discretion.

c) "Arrangement Fee" shall mean the fee provided for in Article 9.1.

d) "Bank" shall mean Ceska sporitelna, a.s., IC (Company Id.No.): 45244782.

e) "Bank's Affiliates" shall mean and include (i) all companies holding an ownership interest in the Bank in excess of twenty-five (25) percent of the Bank's registered capital, and (ii) all companies in which any of the companies referred to above holds an ownership interest in excess of twenty-five (25) percent of their registered capital and, if any such company creates no registered capital, a share in excess of twenty-five (25) percent of such company's voting rights. Bank's Affiliates further include all companies, in which the Bank holds an ownership interest in excess of twenty-five (25) percent of such companies' registered capital and, if any such company creates no registered capital, a share in excess of twenty-five (25) percent of such company's voting rights.

f) "Banking Act" shall mean Czech Act No. 21/1992 Coll., on banks, as amended.

g) "Base Rate" shall mean a floating interest rate determined by the Bank depending on the development on financial markets.

h) "Business Day" shall mean a day on which banks are generally open for business and interbank transactions are settled in the Czech Republic. If such reference relates to a date for the payment of a sum which is denominated in a currency other than Czech Crowns, a Business Day shall mean any day on which banks are generally open for business and interbank transactions are settled in the Czech Republic and in the principal financial center in respect of the currency in which such sums payable are denominated. For the purposes hereof, the term "principal financial center" shall mean the marketplace on which interest rates are primarily listed for, and transactions primarily settled in, such other currency.

i) "Calculation Day" shall mean the date occurring two (2) Business Days prior to the first day of the subsequent Interest Rate Period, on which the Bank identifies the value of the Reference Rate and determines, on the basis of such value, the value of the Variable Rate applicable for the calculation of interest to accrue on the Loan during the subsequent Interest Rate Period.

j) "Charges" shall mean the charges provided for in the Loan Agreement, the General Loan Terms and Conditions, the List of Fees and Charges and any other arrangements between the Bank and the Client.

k) "Client" shall mean a legal entity or an individual - entrepreneur as borrower with whom the Bank as lender concluded the Loan Agreement. For the avoidance of doubt, the Client shall also mean any municipality or region as a legal entity (a corporation under public law) pursuant to applicable law, which is the borrower due to its entering into the Loan Agreement with the Bank as lender.

l) "Client's Affiliates" shall mean any and all entities that are controlled, pursuant to the applicable provisions of the Commercial Code, by the Client, that are controlling, pursuant to the applicable provisions of the Commercial Code, the Client and/or that are with the Client under the common control. For the purposes of the General Loan Terms and Conditions, Client's Affiliates shall also include the Guarantor.

m) "Collateral" shall mean any and all contractual or other arrangements and other instruments established as a security for the due and timely payment by the Client of any claims that the Bank may have against the Client under the Loan Agreement and the General Loan Terms and Conditions.

n) "Collateral Valuation" shall mean an expert appraisal of value of Collateral conducted in accordance with the General Loan Terms and Conditions, the Loan Agreement and the related agreements.

o) "Commercial Code" shall mean the Czech Act No. 513/1991 Coll., the Commercial Code, as amended.

p) "Commitment Fee" shall mean the fee provided for in Article 9.2.

q) "Confidential Information" shall mean any and all information relating to the Client provided or disclosed to the Bank pursuant to the Loan Agreement and/or the General Loan Terms and Conditions and which are the subject of trade or banking secrecy or which are confidential on the statutory or contractual basis.

r) "Deed of Guarantee" shall mean the declaration contained in the Guarantee Agreement issued by the Guarantor in favor of the Bank in which the Guarantor specifically agrees to satisfy any and all claims that the Bank may have against the Client under the Loan Agreement, if such claims are not satisfied by the Client.

s) "Draw-Down Period" shall mean a time period or time limit agreed between the Client and the Bank in the Loan Agreement, within which time period or time limit the Client may submit a request for a drawing of any Advance and draw the Loan Facility or any part thereof.

t) "Event of Default" shall mean and include each of the events defined in Article 37 hereof or in the Loan Agreement.

u) "Fees" shall mean the fees provided for in the Loan Agreement, the General Loan Terms and Conditions, the List of Fees and Charges and any other agreement between the Bank and the Client.

v) "Floating Rate" shall mean a rate used for the calculation of interest, fees and charges, as defined in the Loan Agreement and whose amount may recurrently change in irregular intervals during the term of the Loan Agreement.

w) "Former General Loan Terms and Conditions" shall mean the Business Terms of Ceska sporitelna, a.s. for the provision of mortgage loans, supplementary and building loans and the Business Terms of Ceska sporitelna, a.s., for the provision of mortgage loans and supplementary loans denominated in foreign currencies and combined mortgage loans.

x) "General Loan Terms and Conditions" shall mean these General Terms and Conditions of Ceska sporitelna, a.s., for the Provision of Loans, including Mortgage Loans, to Legal Entities and Individuals - Entrepreneurs.

y) "Guarantee Agreement" shall mean the guarantee agreement between the Bank and the Guarantor in respect of the rights and duties of the Bank and the Guarantor arising in connection with the issuance by the Client of the Deed of Guarantee. The Deed of Guarantee forms an integral part of the Guarantee Agreement. For the avoidance of doubt, it is agreed and acknowledged that any provisions of the General Loan Terms and Conditions referring to the Guarantee Agreement shall accordingly apply to the Deed of Guarantee.

z) "Guarantor" shall mean any person providing, in form of a guarantee, a security for the due and timely payment by the Client of its obligations to the Bank arising under or in connection with the Loan Agreement.

aa) "Indebtedness" shall mean the sum of any and all obligations, whether actual or contingent, whether incurred in one or more transactions, including, without limitation, any loan, note, bond, debenture, letter of credit, guarantee, indemnity or deferred payment scheme.

bb) "Interest Period" shall mean a time period identified as an interest period in the Loan Agreement. The Client shall pay to the Bank interest accrued on the Loan for each Interest Period.

cc) "Interest Rate Period" shall mean a time period for which the amount of a Variable Rate in respect of the Loan is fixed. The duration of each Interest Rate Period or the mechanism of determination thereof is agreed between the Client and the Bank in the Loan Agreement.

dd) "List of Fees and Charges" shall mean the applicable list of fees and charges of Ceska sporitelna, a.s.

ee) "Loan" shall mean the funds denominated in Czech crowns or a foreign currency actually drawn and not yet repaid to the Bank by the Client in accordance with the Loan Agreement.

ff) "Loan Account" shall mean an account maintained by the Bank to evidence drawing of any Advances and repayment of the Loan. The Loan Account is specified in the Loan Agreement or otherwise.

gg) "Loan Agreement" shall mean any agreement between the Bank and the Client in which the Bank agrees to provide funds up to certain amount to the Client and the Client agrees to return such funds and pay interest thereon to the Bank.

hh) "Loan Currency" shall mean the currency or currencies in which the Client shall be entitled to draw and shall repay the Loan to the Bank and shall pay any interest accrued thereon to the Bank.

ii) "Loan Facility" shall mean an amount specified in the Loan Agreement up to which the Bank agreed to provide funds to the Client.

jj) "Pre-Payment Day" shall mean the fifth (5) calendar day following the delivery by the Bank to the Client of a notice pursuant to the General Loan Terms and Conditions or the Loan Agreement declaring the Loan and any and all related obligations of the Client to the Bank immediately due and payable. If such notice is returned to the Bank as undelivered, the date when the notice is returned shall be deemed to be the Pre-Payment Day.

kk) "Reference Rate" shall mean a rate whose amount is announced and by reference to which the Bank may structure the applicable interest rate in the Loan Agreement.

ll) "Reservation Fee" shall mean a fee defined in the Loan Agreement payable by the Client to the Bank for raising and reserving funds up to the amount of the Loan Facility.

mm) "Variable Rate" shall mean a rate used for the calculation of interest, fees and charges, as defined in the Loan Agreement and whose amount is fixed for the term of each Interest Rate Period.

Ceska sporitelna, a.s.:

By :	/s/ Josef Suryn	By :	/s/ Jaroslav Jirát
Name :	Josef Suryn	Name :	Jaroslav Jirát
Title :	Head of Section 1263 - Big Corporations	Title :	Disponent, Section 1263
Date :	October 5, 2001	Date :	October 5, 2001

CME Media Enterprises B.V.

By :	/s/ Frederic Thomas Klinkhammer
Name :	Frederic Thomas Klinkhammer
Title :	Director A
Date :	October 2, 2001